Exhibit 99.1

NEWS RELEASE

Westell Delivers Continued Profitability and $1.8M of Cash for Fiscal 3Q18
AURORA, IL, February 7, 2018 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced results for its fiscal 2018 third quarter ended December 31, 2017 (3Q18). Management will host a conference call to discuss financial and business results tomorrow, Thursday, February 8, 2018, at 9:30 AM Eastern Time (details below).
Revenue was $13.7 million and comprised $5.2 million from the In-Building Wireless (IBW) segment, a strong $5.8 million performance from the Intelligent Site Management and Services (ISMS) segment, and a seasonally low $2.7 million from the Communication Network Solutions (CNS) segment. Cash and short-term investments grew to $26.0 million at December 31, 2017, up from $24.2 million at September 30, 2017.

“Westell continued to generate positive operating profit margin and net income, and increase cash, even with the revenue seasonality that typifies our December quarters. These positive results demonstrate the tremendous operating leverage we have in the business,” said Kirk Brannock, Westell’s President and Chief Executive Officer.”

	3Q18 3 months ended 12/31/17	2Q18 3 months ended 9/30/17	+ favorable / - unfavorable
Revenue	$13.7M	$17.2M	-$3.5M
Gross Margin	44.4%	42.2%	+2.2%
Operating Expenses	$6.0M	$7.2M	+$1.2M
Operating Margin	0.3%	0.3%	—%
Net Income	$0.8M	$0.7M	+$0.1M
Earnings Per Share	$0.05	$0.05	$—
Non-GAAP Operating Expenses (1)	$4.7M	$5.7M	+$1.0M
Non-GAAP Operating Margin (1)	10.2%	9.3%	+0.9%
Non-GAAP Net Income (1)	$1.5M	$1.7M	-$0.2M
Non-GAAP Earnings Per Share (1)	$0.09	$0.11	-$0.02
Non-GAAP Adjusted EBITDA (1)	$1.6M	$1.8M	-$0.2M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
“The momentum of the efficiencies created over the past year resulted in our fifth consecutive quarter of positive non-GAAP operating profit margin. Along with our healthy cost structure, we are encouraged by the revenue growth opportunities we have in the IBW public safety market, which grew sequentially this quarter, and in emerging wireless network densification applications like centralized radio access networks (CRAN). At the same time, we continue to evaluate new growth opportunities to increase shareholder value,” Brannock added.

In-Building Wireless (IBW) Segment
IBW’s sequential revenue decrease was driven by lower sales of our Universal DAS Interface Tray (UDIT) and passive system components, both of which achieved record quarterly revenue levels last quarter. IBW’s segment gross margin increase was driven primarily by lower costs.

	3Q18 3 months ended 12/31/17	2Q18 3 months ended 9/30/17	+ favorable / - unfavorable
IBW Segment Revenue	$5.2M	$7.9M	-$2.7M
IBW Segment Gross Margin	47.3%	46.1%	+1.2%
IBW Segment R&D Expense	$0.8M	$1.4M	+$0.6M
IBW Segment Profit	$1.7M	$2.2M	-$0.5M
Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue increase was driven primarily by higher support services revenue and increased sales of Remote units, resulting in ISMS attaining its highest revenue level since the December 2015 quarter. ISMS’s segment gross margin increase was primarily due to a more favorable mix.

	3Q18 3 months ended 12/31/17	2Q18 3 months ended 9/30/17	+ favorable / - unfavorable
ISMS Segment Revenue	$5.8M	$4.7M	+$1.1M
ISMS Segment Gross Margin	54.5%	46.9%	+7.6%
ISMS Segment R&D Expense	$0.5M	$0.5M	$—
ISMS Segment Profit	$2.6M	$1.7M	+$0.9M
Communication Network Solutions (CNS) Segment
CNS product lines are used primarily in the outdoor communication network; as a result, the December quarter tends to be its lowest performing quarter. In 3Q18, CNS’s sequential revenue decrease was most affected by lower sales of Integrated Cabinets and Tower Mounted Amplifiers. CNS’s gross margin decrease was primarily due to the lower revenue.

	3Q18 3 months ended 12/31/17	2Q18 3 months ended 9/30/17	+ favorable / - unfavorable
CNS Segment Revenue	$2.7M	$4.6M	-$1.9M
CNS Segment Gross Margin	16.9%	30.7%	-13.8%
CNS Segment R&D Expense	$0.2M	$0.2M	$—
CNS Segment Profit	$0.2M	$1.2M	-$1.0M

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, February 8, 2018, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on February 8, 2018, by calling 888-206-4073 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 46315825.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended						Nine months ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2017		2017		2016		2017		2016
Revenue:
Products	$11,754		$16,097		$12,746		$43,396		$42,240
Services	1,921		1,135		2,237		4,085		5,339
Total revenue	13,675		17,232		14,983		47,481		47,579
Cost of revenue:
Products	7,114		9,522		7,807		26,060		27,788
Services	485		435		1,122		1,303		2,805
Total cost of revenue	7,599		9,957		8,929		27,363		30,593
Gross profit	6,076		7,275		6,054		20,118		16,986
Gross margin	44.4%		42.2%		40.4%		42.4%		35.7%
Operating expenses:
R&D	1,542		2,205		2,414		6,023		10,018
Sales and marketing	1,950		1,992		1,943		6,278		8,220
General and administrative	1,502		1,809		1,777		5,022		6,340
Intangible amortization	1,047		1,048		1,212		3,142		3,613
Restructuring	—		165	(1)	490	(2)	165	(1)	3,055	(2)
Long-lived assets impairment	—		—		—		—		1,181	(3)
Total operating expenses	6,041		7,219		7,836		20,630		32,427
Operating profit (loss)	35		56		(1,782)		(512)		(15,441)
Other income, net	79		677	(4)	(15)		799	(4)	76
Income (loss) before income taxes	114		733		(1,797)		287		(15,365)
Income tax benefit (expense)	685	(5)	(13)		(10)		660	(5)	(20)
Net income (loss)	$799		$720		$(1,807)		$947		$(15,385)

Net income (loss) per share:
Basic net income (loss)	$0.05		$0.05		$(0.12)	(6)	$0.06		$(1.00)	(6)
Diluted net income (loss)	$0.05		$0.05		$(0.12)	(6)	$0.06		$(1.00)	(6)
Weighted-average number of common shares outstanding:
Basic	15,504		15,461		15,391	(6)	15,482		15,315	(6)
Diluted	15,755		15,672		15,391	(6)	15,679		15,315	(6)

(1)	2Q18 restructuring expense related to severance costs for terminated employees.

(2)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters and in New Hampshire, and severance costs for terminated employees.

(3)	1Q17 non-cash impairment related to long-lived assets associated with the discontinuation of ClearLink DAS.

(4)
During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.

(5)
During the quarter ended December 31, 2017, the Company had an income tax benefit of $697K from the release of the tax valuation allowance associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

(6)	All common stock, equity, share and per share amounts have been retroactively adjusted to reflect a one-for-four reverse stock split which was effective June 7, 2017.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31, 2017 (Unaudited)	March 31, 2017
Assets
Cash and cash equivalents	$21,492	$21,778
Short-term investments	4,537	—
Accounts receivable, net	11,070	12,075
Inventories	9,464	12,511
Prepaid expenses and other current assets	864	1,409
Total current assets	47,427	47,773
Land, property and equipment, net	1,630	1,984
Intangible assets, net	12,482	15,624
Tax receivable, non-current	697	—
Other non-current assets	80	160
Total assets	$62,316	$65,541
Liabilities and Stockholders’ Equity
Accounts payable	$2,494	$4,163
Accrued expenses	3,528	4,273
Accrued restructuring	166	1,171
Deferred revenue	1,931	2,359
Total current liabilities	8,119	11,966
Deferred revenue non-current	912	1,102
Accrued restructuring non-current	—	63
Other non-current liabilities	341	236
Total liabilities	9,372	13,367
Total stockholders’ equity	52,944	52,174
Total liabilities and stockholders’ equity	$62,316	$65,541

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2017		2017		2016
Cash flows from operating activities:
Net income (loss)	$799		$947		$(15,385)
Reconciliation of net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,221		3,747		4,714
Long-lived assets impairment	—		—		1,181	(1)
Stock-based compensation	316		988		1,346
Loss on sale of fixed assets	2		10		11
Restructuring	—		165		3,055
Deferred taxes	(697)		(697)		20
Gain on disposal of foreign operations	—		(608)	(2)	—
Exchange rate loss (gain)	(14)		(20)		44
Changes in assets and liabilities:
Accounts receivable	—		1,025		5,098
Inventory	519		3,047		509
Accounts payable and accrued expenses	(1,236)		(3,542)		(6,802)
Deferred revenue	859		(618)		686
Prepaid expenses and other current assets	170		545		494
Other assets	7		80		(7)
Net cash provided by (used in) operating activities	1,946		5,069		(5,036)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	474		(4,537)		10,555
Purchases of property and equipment, net	(7)		(261)		(527)
Net cash provided by (used in) investing activities	467		(4,798)		10,028
Cash flows from financing activities:
Purchase of treasury stock	(102)		(558)		(146)
Payment of contingent consideration	—		—		(175)
Net cash provided by (used in) financing activities	(102)		(558)		(321)
Gain (loss) of exchange rate changes on cash	(19)		1		2
Net increase (decrease) in cash and cash equivalents	2,292		(286)		4,673
Cash and cash equivalents, beginning of period	19,200		21,778		19,169
Cash and cash equivalents, end of period	$21,492	(3)	$21,492	(3)	$23,842

(1) 1Q17 non-cash impairment related to long-lived assets associated with the discontinuation of ClearLink DAS.
(2) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.
(3) As of December 31, 2017, the Company has $4.5 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended December 31, 2017				Three months ended September 30, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$5,223	$5,802	$2,650	$13,675	$7,919	$4,730	$4,583	$17,232
Gross profit	2,469	3,160	447	6,076	3,650	2,219	1,406	7,275
Gross margin	47.3%	54.5%	16.9%	44.4%	46.1%	46.9%	30.7%	42.2%
R&D expenses	750	547	245	1,542	1,443	523	239	2,205
Segment profit	$1,719	$2,613	$202	$4,534	$2,207	$1,696	$1,167	$5,070

Year-over-Year Quarter Comparison

	Three months ended December 31, 2017				Three months ended December 31, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$5,223	$5,802	$2,650	$13,675	$6,224	$5,525	$3,234	$14,983
Gross profit	2,469	3,160	447	6,076	2,511	2,795	748	6,054
Gross margin (1)	47.3%	54.5%	16.9%	44.4%	40.3%	50.6%	23.1%	40.4%
R&D expenses	750	547	245	1,542	1,307	805	302	2,414
Segment profit	$1,719	$2,613	$202	$4,534	$1,204	$1,990	$446	$3,640

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Three months ended December 31, 2017			Three months ended September 30, 2017			Three months ended December 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$5,223	$2,469	47.3%	$7,919	$3,650	46.1%	$6,224	$2,511	40.3%
Stock-based compensation (1)	—	2		—	(2)		—	2
Non-GAAP - IBW segment	$5,223	$2,471	47.3%	$7,919	$3,648	46.1%	$6,224	$2,513	40.4%
(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

	Nine months ended December 31, 2017			Nine months ended December 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$20,098	$9,133	45.4%	$18,989	$5,738	30.2%
ClearLink DAS E&O (1)	—	—		—	1,581
Stock-based compensation (2)	—	8		—	7
Non-GAAP - IBW segment	$20,098	$9,141	45.5%	$18,989	$7,326	38.6%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31, 2017			Three months ended September 30, 2017			Three months ended December 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$13,675	$6,076	44.4%	$17,232	$7,275	42.2%	$14,983	$6,054	40.4%
Deferred revenue adjustment (1)	—	—		—	—		64	64
Stock-based compensation (2)	—	11		—	(3)		—	10
Non-GAAP - Consolidated	$13,675	$6,087	44.5%	$17,232	$7,272	42.2%	$15,047	$6,128	40.7%

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
GAAP consolidated operating expenses	$6,041	$7,219	$7,836	$20,630	$32,427
Adjustments:
Stock-based compensation (2)	(305)	(345)	(243)	(955)	(1,322)
Long-lived asset impairment (3)	—	—	—	—	(1,181)
Amortization of intangibles (4)	(1,047)	(1,048)	(1,212)	(3,142)	(3,613)
Restructuring, separation, and transition (5)	—	(165)	(490)	(165)	(3,055)
Total adjustments	(1,352)	(1,558)	(1,945)	(4,262)	(9,171)
Non-GAAP consolidated operating expenses	$4,689	$5,661	$5,891	$16,368	$23,256

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
GAAP consolidated net income (loss)	$799	$720	$(1,807)	$947	$(15,385)
Less:
Income tax benefit (expense)	685	(13)	(10)	660	(20)
Other income, net	79	677	(15)	799	76
GAAP consolidated operating profit (loss)	$35	$56	$(1,782)	$(512)	$(15,441)
Adjustments:
Deferred revenue adjustment (1)	—	—	64	—	190
ClearLink DAS E&O (6)	—	—	—	—	1,581
Stock-based compensation (2)	316	342	253	988	1,346
Long-lived asset impairment (3)	—	—	—	—	1,181
Amortization of intangibles (4)	1,047	1,048	1,212	3,142	3,613
Restructuring, separation, and transition (5)	—	165	490	165	3,055
Total adjustments	1,363	1,555	2,019	4,295	10,966
Non-GAAP consolidated operating profit (loss)	$1,398	$1,611	$237	$3,783	$(4,475)
Depreciation	174	201	272	605	1,101
Non-GAAP consolidated Adjusted EBITDA (7)	$1,572	$1,812	$509	$4,388	$(3,374)

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
GAAP consolidated net income (loss)	$799	$720	$(1,807)	$947	$(15,385)
Adjustments:
Deferred revenue adjustment (1)	—	—	64	—	190
ClearLink DAS E&O (6)	—	—	—	—	1,581
Stock-based compensation (2)	316	342	253	988	1,346
Long-lived asset impairment (3)	—	—	—	—	1,181
Amortization of intangibles (4)	1,047	1,048	1,212	3,142	3,613
Restructuring, separation, and transition (5)	—	165	490	165	3,055
Foreign currency translation adjustment (8)	—	(608)	—	(608)	—
Income taxes (9)	(697)	—	—	(697)	—
Total adjustments	666	947	2,019	2,990	10,966
Non-GAAP consolidated net income (loss)	$1,465	$1,667	$212	$3,937	$(4,419)
GAAP consolidated net income (loss) per common share:
Diluted	$0.05	$0.05	$(0.12)	$0.06	$(1.00)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.09	$0.11	$0.01	$0.25	$(0.29)
Average number of common shares outstanding:
Diluted	15,755	15,672	15,425	15,679	15,315
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(3) Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(4) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(5) Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.
(6) Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(7) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(8) Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.
(9) Adjustment removes one-time tax effect of changes in valuation allowance reserves associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com